UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2013

INFINITY REAL ESTATE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Accelerated Acquisition XVI, Inc.
(Former name of registrant as specified in its charter)

Delaware	000-54548	45-3743339
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

951 Mariner’s Island Blvd. Suite 300, San Mateo, CA		94404
Address of Principal Executive Offices		Zip Code

Registrant’s Telephone Number, Including Area Code: (650) 283-2653

1840 Gateway Drive, Suite 200, Foster City, California
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

On September 3, 2013, pursuant to Article V, Section 5.3 of the Company’s by-laws the Board of Directors authorized Sole Comfort Shoes, Inc. the Company’s majority stockholder to transfer 23,350,000 shares (100% of its holdings) of the Company’s common stock having a ($0.0001) par value to Infinity Financial Group, Inc.  Following the transaction, Infinity Financial Group, Inc. owns approximately 88.61% of the Company’s 26,350,000 issued and outstanding shares of common stock have a ($0.0001) par value Simultaneously with the share transfer, Onkar Dhaliwal resigned as the Company’s Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer and David Lavoie was simultaneously appointed to be Company’s Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer.  Such action represents a change of control of the Company. Concurrent with the transfer of the shares, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Infinity Real Estate Holdings Corporation”.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

I.  The Shareholder Consent

Pursuant to the Shareholder Consent, Infinity Real Estate Holdings, holding a majority of the common stock, accepted the resignation of Onkar Dhaliwal as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer, and in turn, nominated the following officers: David Lavoie, as President, Chief Executive Officer, Secretary and Treasurer, Paul D. Lavoie as Vice President of Construction & Development. The Company, through the Shareholder Consent, nominated the following directors to the Board of Directors pursuant to Article II, Section 2.2.1 and Section 2.2.4 of the Company's Bylaws: David Lavoie (Chairman of the Board), Paul D. Lavoie and Eugene Hodgson. The Board of Directors has not yet voted on the compensation terms and conditions for the Officers, and intends to do so at the first annual Board of Directors meeting.

     A.  The Board of Directors and Officers

          (i)  David Lavoie / Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer

For a period of October 2005 to present, Mr. Lavoie, in his role as the President, CEO and sole Principle of Infinity Financial Group, Inc. has served as the President, Chief Executive Officer and Director of the company which through its diversity deals in Corporate & Real Estate Finance, Real Estate Development & Investments, Reverse Mergers,  & Business Acquisitions & Mergers. Infinity’s Group of companies includes Finance, Real Estate Developments, Real Estate Holdings, a Retail Shoe Company, Hotels & Resorts and a licensed Mortgage Brokerage Firm.

For a period of December 2011 to present, Mr. Lavoie, in his role as Co-Chairman and Director of Sole Comfort Shoes Inc. has served as the Co-Chairman and Director of the company which owns and operates 4 retail shoe stores, 3 in Calgary Alberta and 1 in Edmonton Alberta. Mr. Lavoie in his role oversees the executive team and operations of the company and is personally overseeing a Reverse Merger of the company to be listed on the NASDAQ Capital Markets Stock Exchange and is personally responsible for growing the company from its current 4 stores to 25 stores throughout Alberta and British Columbia by the end of 2012. Mr. Lavoie has also been instrumental in restructuring the company’s debt and the raising of $10 million in Equity in order to carry out the company’s aggressive expansion plans.

       (ii)  Paul D. Lavoie / Director and Vice President of Construction and Development

For a period of October 2005 to present, Mr. Lavoie, in his role as the Vice President of Construction & Development of Infinity Financial Group, Inc. and its subsidiaries, has served as the Vice President of Construction and Development and Director of the company which through its diversity deals in Corporate & Real Estate Finance, Real Estate Development & Investments, Reverse Mergers, Business Acquisitions and Mergers. Infinity’s Group of companies includes Finance, Real Estate Developments, Real Estate Holdings, Restaurants, Hotels & Resorts and a licensed Mortgage Brokerage Firm.

Paul has over 35 years of construction and project management experience, primarily in the commercial and industrial area as an Principle, President and Director of KMD (1981) Ltd. from February 1981 to October 1988 as Sole Principle, Director and President and Vogue Construction Management Ltd from January 1985 to November 1995. Paul is also Chairman of Pacific Crown Wealth Management Group. (2010) from February 2010 to Present

Paul began his career with Midway Sales in 1971 to 1980 as a project foreman and quickly developed management skills in all aspects of construction.  Moving to the Okanagan with his young family in the pursuit of working for himself, Paul developed several successful businesses in diverse markets in the construction field and including the service industry, newspaper business, health & wellness clinics, telecom industry and the financial field.  Personal development and management has been at   the fore front of all these companies.

Paul leads the land development and construction teams, overseeing the day to day operations. He works closely with consultants, municipalities, project managers, and superintendents to ensure our projects are built and delivered to the highest quality standards consistent with our reputation.

Paul graduated from the College St. Jeau / Edmonton, Alberta and the Okanagan College/ Kelowna, B.C. in 1979 specializing in all aspects of the construction industry.

(iii) Eugene Hodgson / Director

Eugene joined the Board in September of 2013, bringing 30 years of private and public sector experience to his position as a Board of Director. From December 2006 to Present, Eugene in his role as Vice President Originations Western Region for Corporate Finance International, established in Toronto in 1985, CFI is a boutique investment bank engaged in four businesses: Alternative Asset Management; Private Debt Origination, Placement and Administration; Lease Funding of third party leasing companies engaged in equipment and vehicle leasing; Principal investments that involve the direct ownership of companies aligned to strategies in CFI’s business segments. Over the years CFI has raised more than $4 billion in capital and currently has over $1.25 billion in assets under management on behalf of institutional investors.

Eugene began his public sector career in the Northwest Territories where he acted as Senior Policy Advisor on resource-based projects. In the early 80's he served as Executive Assistant to the Minister of the Environment, Lands, Parks and Housing in the British Columbia Government. Eugene's diverse private sector business experience includes positions as Director of Investments for a mineral investment fund, First Capital Inc., VP Corporate Development for a water-based transportation company, Director of a renewable energy development company and Director of Corporate Development for Intrawest Corporation. While at Intrawest, Eugene negotiated millions of dollars in infrastructure funds from the Quebec and Federal governments. These funds were critical to the development of the Mont Tremblant Ski Resort. He was also responsible for investor and community relations at Intrawest. Eugene is Co-Chair of the BC Wind Energy Association and a member of the Public Affairs Committee of CANWEA and CARE and a member of the Advisory Council of the Independent Power Producers of BC. Eugene holds a BA in Political Science from the University of Calgary.

For a period of October 2005 to Present, Mr. Hodgson, has served as a Director of Timmins Gold Corp a publicly traded company on the Toronto and New York Stock Exchanges and from January 2001 to June 2011 served as the  Chief Financial Officer.

For a period of October 2010 to Present, Mr. Hodgson has served as a Director of Grandfield Pacific, a publicly traded company on the Toronto Stock Exchange.

For a period of October 2004 to December 2011, Mr. Hodgson served as a Director of Alda Pharmaceuticals Corp., a publicly traded company on the TSX Venture Exchange.

For a period of January 2001 to November 2009, Mr. Hodgson served as a Director and Chief Financial Officer of Silvermax Resources Ltd a publicly traded company on the TSX Venture Exchange.

For a period of June 2003 to June 2005, Mr. Hodgson served as a Director of Sea Breeze Power Corp. a publicly traded company on the TSX Venture Exchange and from June 2003 to January 2006 served as the Chief Financial Officer and Vice President.

For a period of June 1996 to May 2002, Mr. Hodgson served as a Director of International Arimex Resources Inc., a publicly traded company on the TSX Venture Exchange.

For a period of November 1997 to September 1998, Mr. Hodgson served as a Director of First Class Systems, a publicly traded company on the Vancouver Stock Exchange.

For a period of May 1996 to April 1998, Mr. Hodgson served as a Director of Turbodyne, a publicly traded company on the Vancouver Stock Exchange.

For a period of March 1998 to April 2000, Mr. Hodgson served as a Director of Four Crowne Foods, a publicly traded company on the OTC and from March 1998 to January 2000 served as Chairman.

For a period of January 1990 to December 1995, Mr. Hodgson, served as a Director and Vice President of Corporate Development of Intrawest Corp.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION.

On September 3, 2013, a meeting of the shareholders holding a majority of voting shares consented in writing in lieu of a shareholder meeting as provided for under Article I, Section 1.1 of the Bylaws , and approved the amendment of its articles of incorporation authorizing the name of the Corporation to be changed from “Accelerated Acquisition XVI, Inc.” to “Infinity Real Estate Corporation” and further approved the increase of authorized common stock to 200,000,000 shares having a ($0.0001) par value and 10,000,000 shares of preferred stock having a ($0.0001) par value, and further approved an amendment setting forth the name and address of the appointed director of the corporation to David Lavoie c/o, 53 Cranarch Court SE Calgary, AB T3M 0S6", see Exhibit 10.3 (the "Amended Articles"). The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number	Description

10.1	SEPTEMBER 3, 2013 CONSENT IN LIEU OF SHAREHOLDER MEETING

10.2	SEPTEMBER 3, 2013 RESOLUTIONS OF THE BOARD OF DIRECTORS

10.3	AMENDED CERTIFICATE OF CERTIFICATE OF INCORPORATION

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013.

INFINITY REAL ESTATE HOLDINGS CORPORATION

/s/David Lavoie___________
David Lavoie
Chairman and CEO